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                                                                    Exhibit 23.2

Intermountain Community Bancorp
Sandpoint, ID 83864

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2006, relating to the consolidated financial statements of Intermountain Community Bancorp appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman

BDO Seidman, LLP

Spokane, WA

March 29, 2006